UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): September 28, 2015

HOMESTREET, INC.
(Exact name of registrant as specified in its charter)

Washington	001-35424	91-0186600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
601 Union Street, Ste. 2000, Seattle, WA 98101
(Address of principal executive offices) (Zip Code)
(206) 623-3050
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 25, 2015, HomeStreet, Inc., and its wholly owned subsidiary, HomeStreet Bank, entered into an agreement and plan of merger pursuant to which HomeStreet will acquire Orange County Business Bank, a California chartered banking corporation that operates a single branch from its headquarters location in Irvine, California. The merger agreement calls for payment of merger consideration valued at approximately $55.3 million as of the date of the agreement, including $5.5 million in cash and HomeStreet common stock valued at $49.8 million. The merger agreement provides for an adjustment to the number of shares of HomeStreet stock issuable in the transaction if HomeStreet’s average closing stock price as measured during a ten trading day period ending on and excluding the fifth day prior to the closing date falls outside a range of 90% to 115% of the average closing price measured during such a period prior to the signing date. The HomeStreet common stock to be issued in the transaction will be issued under an exemption from Securities Act registration by virtue of a fairness hearing to be convened before the California Department of Business Oversight. The merger is subject to a number of closing conditions, including the receipt of OCBB shareholder approval, the receipt of a California securities registration permit for the HomeStreet common stock to be issued in the transaction, Nasdaq listing of such HomeStreet shares, the receipt of regulatory approvals, and other customary conditions to closing. HomeStreet expects the transaction to close late in the fourth quarter of 2015 or early in the first quarter of 2016.

Attached to this Current Report as Exhibit 10.1 is a copy of the definitive Agreement and Plan of Merger. The summary presented above is not complete and is qualified in its entirety by reference to the terms set forth in such agreement.

A press release describing this transaction is attached as Exhibit 99.1.

The information in this Current Report, including the press release furnished as Exhibit 99.1 hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits
(d) Exhibits.

Exhibit 10.1	HomeStreet, Inc. definitive Agreement and Plan of Merger with Orange County Business Bank.

Exhibit 99.1	HomeStreet, Inc. press release announcing definitive merger agreement with Orange County Business Bank.

Exhibit 99.2	HomeStreet slide presentation.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements concerning HomeStreet, Inc. and HomeStreet Bank and their operations, performance, financial conditions and likelihood of success. All statements other than statements of historical fact are forward-looking statements. In particular, statements about the timing and likelihood of the consummation of the acquisitions, regulatory approvals and the successful integration of their employees and customers, as well as statements that anticipate these events, are forward looking in nature. Forward-looking statements are based on many beliefs, assumptions, estimates and expectations of our future performance, taking into account information currently available to us, and include statements about the competitiveness of the banking industry. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond HomeStreet’s control. Forward-looking statements speak only as of the date made, and we do not undertake to update them to reflect changes or events that occur after that date.

We caution readers that a number of factors could cause actual results to differ materially from those expressed in, implied or projected by, such forward-looking statements. Among other things, our ability to obtain regulatory approval and our ability to retain the assets and customers related to these acquisitions, and our ability to realize the benefits expected from these transactions, may be limited due to future risks and uncertainties including, but not limited to, changes in general economic conditions that impact our markets and our business, actions by the Federal Reserve affecting monetary and fiscal policy, regulatory and legislative actions that may constrain our ability to do business, and the competitive environment. A discussion of the factors that we recognize to pose risk to the achievement of our business goals and our operational and financial objectives more generally is contained in our Quarterly Report on Form 10-Q for the period ended June 30, 2015. These factors are updated from time to time in our filings with the Securities and Exchange Commission, and readers of this release are cautioned to review those disclosures in conjunction with the discussions herein.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 28, 2015.

HomeStreet, Inc.

By:	/s/ Godfrey B. Evans
Godfrey B. Evans
Executive Vice President, Chief Administrative
Officer, General Counsel and Corporate Secretary